Exhibit 99.1

ArcLight Capital Partners Acquires Interest in American Midstream from AIM Midstream Holdings

American Midstream Acquires High Point Assets and Issues Series A Preferred Units in Transaction Valued at $90 Million

DENVER, CO -April 15, 2013 - American Midstream Partners, LP (NYSE: AMID, “American Midstream” or the “Partnership”) today announced that High Point Infrastructure Partners, LLC (“High Point”), a portfolio company of ArcLight Capital Partners, LLC (“ArcLight”), acquired 90% of American Midstream GP, LLC, the general partner of American Midstream, and 100% of the subordinated units of American Midstream, from AIM Midstream Holdings, LLC, an affiliate of American Infrastructure MLP Funds, LP (“AIM”). The transaction resulted in a change of control of American Midstream.

American Midstream concurrently announced the issuance of $90 million of Series A convertible preferred units to High Point in exchange for the contribution of High Point’s operating assets and approximately $15 million of cash. High Point includes approximately 700 miles of onshore and offshore gathering and transmission assets providing Gulf of Mexico producers with fee-based midstream services. The Series A convertible preferred units were priced at $17.50 per unit, a 3.8% premium to the 30-day volume weighted average price of American Midstream’s common units as of April 12, 2013. The preferred units are entitled to quarterly cash distributions of $0.25 per unit and in-kind quarterly distributions of $0.25 per unit for six quarters, after which they will receive the greater of the Partnership’s minimum quarterly distribution and the distribution per unit actually paid to common unit holders. Cash proceeds from the issuance will be used to reduce borrowings under the Partnership’s revolving credit facility and to pay expenses associated with the transaction.

In connection with the transaction, Stephen W. Bergstrom, former President and Chief Operating Officer of Dynegy, Inc., has been appointed Executive Chairman of the board of directors of American Midstream’s general partner (the “Board”). In addition, Daniel R. Revers and Jake F. Erhard, both of whom are affiliated with ArcLight, were appointed to the Board. Robert B. Hellman, Jr. and Edward O. Diffendal, each of whom is affiliated with AIM, and L. Kent Moore resigned from the Board immediately prior to the appointments of the new directors.

Brian Bierbach and Dan Campbell will continue as President and Chief Executive Officer and Chief Financial Officer, respectively, of American Midstream. Matt Rowland, Managing Director at High Point, was appointed Chief Operating Officer of American Midstream.

In conjunction with the contribution of High Point’s assets and the partial repayment of the Partnership’s revolving credit facility, American Midstream entered into a fourth amendment to its credit agreement that, among other items, permitted the issuance of the preferred units, modified the leverage ratio covenant to provide the Partnership with operating flexibility, and permanently waived the leverage ratio covenant for the quarters ended December 31, 2012 and March 31, 2013. Further, in conjunction with the credit agreement amendment, and to strengthen the Partnership’s near-term liquidity, High Point agreed to forego a portion of the cash distributions on its subordinated units through the end of 2013. In addition, High Point is evaluating a permanent restructuring of the Partnership’s subordinated units and incentive distribution rights, which restructuring would ultimately be subject to approval by the Partnership’s conflicts committee.

Daniel Revers, Managing Partner and Co-Founder of ArcLight, said, “We have designed ArcLight’s investment in American Midstream to solidify the Partnership’s financial position and provide greater financial flexibility going forward. Our goal with this investment is to support a healthy, stable MLP platform that can ultimately take advantage of both self-generated and external growth opportunities.”

Stephen W. Bergstrom, Executive Chairman of the Board, commented, “I am enthusiastic about the opportunity to help guide American Midstream into a new era. With the financial and strategic support of ArcLight, I am confident that we will develop the foundation for substantial operational and financial improvements in the coming years.”

Brian Bierbach, President and Chief Executive Officer, stated, “We are excited to welcome ArcLight, Steve Bergstrom, and Matt Rowland’s team at High Point to American Midstream. The contribution of the High Point system complements our southern Louisiana assets and extends our reach into new areas offshore in the Gulf of Mexico. On a broader level, this transaction provides the capital structure required to pursue strategic growth opportunities and to create long-term value for our unitholders.”

The Partnership will file its 2012 Annual Report on Form 10-K and will release its fourth quarter 2012 financial results on Tuesday, April 16, 2013, after the close of trading on the New York Stock Exchange. The Partnership will host a conference call Wednesday, April 17, 2013, at 8:00 a.m. ET to discuss the ArcLight transaction and its financial results. Steve Bergstrom, Brian Bierbach, Dan Campbell, and Matt Rowland will host the call.

The Board and its Conflicts Committee approved the ArcLight transaction and the related amendments to American Midstream’s partnership agreement.

Wells Fargo Securities, LLC acted as financial advisor to ArcLight, Citigroup acted as exclusive financial advisor to American Infrastructure MLP Funds, and Petrie Partners Securities, LLC rendered a fairness opinion to the Conflicts Committee in connection with the transaction.

Conference Call

The Partnership will host a conference call Wednesday, April 17, 2013, at 8:00 a.m. ET to discuss the ArcLight transaction and its fourth quarter 2012 financial results. The conference call may be accessed live at the investor relations section of the American Midstream website at www.AmericanMidstream.com. The live call may also be accessed by dialing 866-515-2908 for domestic users or 617-399-5122 for international users. The passcode for both phone numbers is 49867496. Additionally, a presentation summarizing transaction highlights will be available on the American Midstream website prior to the call.

A replay of the audio webcast may be accessed on the American Midstream website shortly following the conference call and will be available through May 17, 2013. The replay may also be accessed by dialing 888-286-8010 for domestic users or 617-801-6888 for international users. The passcode for both phone numbers is 38359347.

About ArcLight Capital Partners, LLC

ArcLight Capital Partners, LLC is an energy-focused private equity investment firm, having invested over $10 billion since its inception over a decade ago. Since its establishment in 2001, the firm has raised five funds with cumulative capital commitments totaling $10 billion. ArcLight has successfully sourced, managed and realized investments through multiple energy industry cycles. The firm’s investment team has extensive energy expertise, investing experience, industry relationships and specialized asset level value creation capabilities. ArcLight is headquartered in Boston with offices in New York and Luxembourg. More information about ArcLight can be found at http://www.arclightcapital.com or by contacting ArcLight at info@arclightcapital.com.

About American Midstream Partners

Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 19, 2012, as supplemented by our Current Report on Form 8-K filed on November 15, 2012, and our Quarterly Report on Form 10-Q filed on November 14, 2012. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.